UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  ------------

                         April 28, 2004 (April 28, 2004)
     -----------------------------------------------------------------------
                Date of Report (Date of earliest event reported)

                      Revlon Consumer Products Corporation
     -----------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           Delaware               33-59650              13-3662953
     -------------------- ------------------------ -------------------------
     (State or Other       (Commission File No.)       (I.R.S. Employer
      Jurisdiction of                                 Identification No.)
     Incorporation)

          237 Park Avenue
          New York, New York                              10017
     --------------------------------         ----------------------------
      (Address of Principal                            (Zip Code)
        Executive Offices)

                                 (212) 527-4000
     -----------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                      None
     -----------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events and Regulation FD Disclosure

         On April 28, 2004, Revlon Consumer Products Corporation ("Products Corporation"), a wholly-owned subsidiary of Revlon, Inc., announced that it intends to offer approximately $400 million in aggregate principal amount of senior unsecured notes due 2011 in a private placement. The senior notes will be guaranteed by certain of Products Corporation's current and future domestic subsidiaries on a senior unsecured basis. Products Corporation also expects to enter into a new amended and restated credit agreement, which will replace its existing credit agreement. Products Corporation expects to consummate the notes offering and replace its existing credit agreement in May 2004, subject to market conditions and other customary conditions.

         A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.  Financial Statements and Exhibits

(c)  Exhibit No.           Description
     -----------           -----------

        99.1               Press Release, dated April 28, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      REVLON CONSUMER PRODUCTS CORPORATION


                                      By:   /s/  Robert K. Kretzman
                                          -------------------------------------
                                      Robert K. Kretzman
                                      Executive Vice President, General Counsel
                                      and Chief Legal Officer


Date: April 28, 2004

                                  EXHIBIT INDEX

     Exhibit No.           Description
     -----------           -----------

        99.1               Press Release, dated April 28, 2004.